                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the closing date of the Company's pending initial public offering (the "IPO"), between fashionmall.com, Inc., a Delaware limited liability corporation with offices at 575 Madison Avenue, New York, New York 10022 (the "Company"), and Benjamin Narasin ("Employee").

     The Company desires to engage Employee to perform services for the Company, any present or future parent, subsidiary, or affiliate of the Company, and (subject to Section 10) any successor or assign of any of them (the "Corporations") and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

          1. TERM

     The Company desires to engage Employee, and Employee agrees to serve, on the terms and conditions of this Agreement for a period commencing on the date hereof, and three years after the closing date of the Company's pending IPO, or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereafter referred to as the "Employment Period."

          2. DUTIES AND SERVICES

     During the Employment Period, Employee shall be employed in the business of the Company and shall serve as the Chief Executive Officer and/or President and, subject to the provision of Section 10 hereof, shall also perform services in a responsible executive or managerial capacity for any of the other Corporations when and as requested by the

Company. Employee agrees to his employment as described in this Section 2 and agrees to devote all of his working time and efforts to the performance of his duties under this Agreement, excepting disabilities, illness, and vacation time as provided by Section 3 and 4, and the activities permitted by Section 6 hereof. In performing his duties hereunder, Employee shall be available for reasonable travel as the needs of the business require.

          3. COMPENSATION; HEALTH BENEFITS; OTHER BENEFITS; BONUSES


     (a) As compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a salary payable in equal installments in accordance with the then prevailing practices of the Company, but in no event less frequently than monthly, at the annual rate of $180,000 per year.

     (b) Employee's salary rate shall be reviewed annually at the end of each fiscal year by the Board of Directors. Upon such review, Employee's salary shall be increased at least 10% and may be adjusted further upwards to such rate as shall be considered appropriate and fixed by the Board of Directors, taking into account economic conditions, competitive conditions within the industry, the Company's performance and Employee's performance and salary, which increase shall be effective no later than the following business day. Employee's salary shall not be decreased during the Employment Period.

     (c) Employee shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans or other compensatory plans which the Company may hereafter, in its sole and absolute discretion, elect to make available to its employees generally, provided Employee meets the qualifications therefor, but the Company shall not be required to establish any such program or plan or otherwise to pay any such additional compensation, except as provided in this
Section 3.

     (d) Employee shall receive a bonus of $40,000 if the Company achieves revenues in excess of $6 million ("Bonus Threshold One") during fiscal year 1999 and an additional bonus of $40,000 if the Company achieves revenues in excess of $8 million ("Bonus Threshold Two") during such fiscal year. Thereafter, Employee shall receive such bonus as may be determined by the Board of Directors throughout the Employment Period.

     (e) No more than $2 million of barter revenue may be counted towards the Bonus Thresholds.

     (f) For fiscal year 1999, in the event (i) the Company achieves Bonus Threshold One then Employee shall be granted a ten year fully-vested option to purchase 50,000 shares of Common Stock, exercisable at the per share price in the IPO; (ii) the Company achieves Bonus Threshold Two then Employee shall be granted a second ten year fully-vested option to purchase 50,000 shares of Common Stock, exercisable at the per share price in the IPO; and (iii) the Company achieves revenues in excess of $12.5 million during Fiscal Year 1999, then Employee shall be granted a third ten year fully-vested option to purchase 100,000 shares of Common Stock, exercisable at the per share price in the IPO. These options shall be delivered to Executive no later than 90 days after the close of the fiscal year.

     (g) Employee shall be entitled to a paid vacation of four weeks per year.

     (h) Employee shall be entitled to a $1,000 per month allowance for an automobile and related expenses retroactive for all of Fiscal Year 1999.

     (i) Company shall use its best efforts to obtain and, if obtained, shall pay the premiums for one year on a $2,000,000 life insurance policy on the life of Employee and Employee shall be entitled to designate the beneficiary of such policy.

     (j) The Company shall indemnify, on or before April 15, 2000, Employee for any tax liability incurred as a result of the reorganization of the Company into a C-Corporation.

          4. EXPENSES

         Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, in accordance with the then regular procedures of the Company.

          5. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

     Employee represents and warrants the Company that Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder.

          6. NON-COMPETITION

     In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees that he will not during the period he is employed by the Company under this Agreement or otherwise participate in (hereinafter defined in this Section 6) any other business or organization, whether or not such business or organization now is or shall then be competing with or of a nature similar to the business of the Company, and (b) for one (1) year after he ceases to be employed by the Company under this Agreement or otherwise, he will not compete with or be engaged in the same business as or participate in, any other business or organization which during such one (1) year period competes with or is engaged in the same business as the Company, with respect to the sale of clothing or fashion accessories through the Internet of the World Wide Web; provided, however, that the provisions of this Section 6 will not be deemed breached merely because Employee (i) ownership of or engaging up to 10% of his business time in any activity relating to Boston Preparatory Company, a company engaged in marketing clothing or (ii) owns not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. The term "participate in" shall mean: "directly or indirectly, for his own benefit or for, with or through any other person, firm, or corporation, own, manage, operate, control, loan money to or participate in the ownership, management, operation, or control of or be connected as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise with, or acquiesce in the use of his name. Employee will not directly or indirectly employ any person who was an employee of the Company within a period of three (3) months after such person leaves the employ of the Company. Since a breach of the provisions of this Section 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection herewith. Employee agrees that the provisions of this Section 6 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 6 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such termination shall have the right to reduce such extent, duration, geographical scope or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. This provision shall not be enforceable in the event the Company has materially breached any of its obligations to Employee pursuant to this Agreement or if it terminates Employee without cause. In the event the Company attempts to seek judicial protection to enforce its rights pursuant to this provision and fails to be granted the relief sought for any reason, then the Company shall be obligated to reimburse Employee his costs, including reasonable attorney fees, in defending himself against any such action.

          7. CONFIDENTIAL INFORMATION

     All confidential information which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without prior written permission of the Company. Employee shall return all physical evidence of such confidential information to the Company prior to or at the termination of his employment. As used in this
Section 7, "confidential information" shall mean any information except that information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Employee; (iii) is known to Employee prior to his receipt of such information from the Company, as evidenced by written records of Employee or (iv) is hereafter disclosed to Employee by a third party not under an obligation of confidence to the Company. Employees obligations under this Section 7 shall survive for 12 months after termination unless such termination was by the Company, in which case, such obligation shall not survive such termination.

          8. LIFE INSURANCE

     In addition to the provisions in Section 3 of this Agreement, if requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of New York for healthy men of his age.

          9. TERMINATION

     Notwithstanding anything contained herein, if on or after the date hereof and prior to the end of the Employment Period, following unanimous a vote of the Board of Directors of the Company (excluding Employee) authorizing termination of Employee AND

     (a) either:

          (i) Employee shall be convicted of a crime of moral turpitude or a felony;

          (ii) Employee shall be found by a count of competent jurisdiction to have violated his fiduciary duty to the Company; or

          (iii) Employee shall breach any material term of this Agreement and fail to correct such breach within thirty (30) days after notice by the Company to Employee of his commission of the same, then, in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than thirty (30) days from such notice) to be specified in such notice and this Agreement shall terminate on the date so specified; or

     (b) Employee shall die, then this Agreement shall terminate on the date of Employee's death, whereupon Employee or his estate, as the case may be, shall be entitled to receive his compensation at the rate then provided pursuant to
Section 3(a) for the balance of the Employment Period.

     (c) Employee shall experience any disability, illness or other incapacity which prevents Employee from performing services for 60 consecutive days or 120 days within any 360 day period as contemplated herein, the obligation of the Company to pay compensation to Employee shall be reduced to the extent of any amount received by Employee pursuant to any disability insurance policy maintained and paid for by the Company.

          10. MERGER, CHANGE IN CONTROL, ETC.

     (a) In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets or otherwise, then the Company shall assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving entity; provided that such entity shall assume in writing all of the obligations of the Company hereunder; and provided, further, that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach by the acquiring entity of this Agreement. Nothing herein shall affect Employee's rights under (b) below.

     (b) In the event of a Change of Control (defined below); at any time within one year of a Change in Control, Employee shall have the right by written notice to elect to receive compensation of three times his compensation, including bonuses earned, during the previous 12 months prior to such Change of Control AND the compensation provided in Section 3 of this Agreement for the balance of the Employment Period (the "Termination Payment"). The Termination Payment, shall be payable to Employee in quarterly payments for two years following the date of any such election by Employee.

     A change in control of the Company shall occur in the event of (i) a stockholder approved merger or acquisition of the Company in which 50% or more of the surviving company's outstanding voting stock is held by stockholders other than the former stockholders of the Company; (ii) the acquisition of 25% or more of the Company's outstanding voting stock pursuant to a tender or exchange offer which the Company's Board of Directors does not recommend the stockholders of the Company's accept; (iii) a sale of substantially all of the assets of the Company; or (iv) a change in the composition of the Board of Directors of the Company (the last uncontested election of board members ceasing to comprise a majority of the Board by reason of a contested election constituting such change (a "Change in Control").

          11. OFFSET; NO DUTY TO MITIGATE.

     In the event that an amount becomes payable to Employee pursuant to Sections 9 or 10 above, such amount shall be reduced by any outstanding amounts owed by Employee to Company, but shall not be reduced by the amount of any compensation of services earned by Employee from any source, whether paid currently or deferred, "Employee" shall have no obligation to mitigate any amounts to be paid to Employee pursuant to Section 9 or 10 above.

          12. SURVIVAL

     The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment as provided herein.

          13. ENTIRE AGREEMENT: MODIFICATION

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter and may be modified only by a written instrument duly executed by each party.

          14. NOTICES

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 13. Any notice or other communication given by certified mail shall be deemed given seven days after the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

          15. WAIVER

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.

          16. BINDING EFFECT

     Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon the inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 10.

          17. NO THIRD PARTY BENEFICIARIES

     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 15).

          18. HEADINGS

     The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          19. REMEDY; LEGAL FEES

         In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction, arbitrator or mediator, as the case may be, to be overly broad in scope, duration or area of applicability, the court, arbitrator or mediator, as the case may be, considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. In the event of a dispute hereunder or if Employee requires counsel related to his employment, the Company shall advance Employee amounts necessary to cover legal fees and disbursements in connection therewith (such amounts to be delivered within 10 days of written request therefor), subject to an undertaking to repay such amounts if an non-applicable final adjudication is made that Employee was not entitled thereto under applicable law.

          20. COUNTERPARTS; GOVERNING LAW

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                         FASHIONMALL.COM, INC.

                                         By: /s/ Benjamin Narasin
                                            -----------------------------------
                                         Name:  Benjamin Narasin
                                         Title: President and CEO



                                         /s/ Benjamin Narasin
                                         --------------------------------------
                                         Benjamin Narasin